Exhibit 107.1

Calculation of Filing Fee Tables

SF-3

(Form Type)

Chase Card Funding LLC

(Depositor)

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(c)	Maximum Aggregate Offering Price(c)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Asset-Backed Securities	Notes	457(s)(a)

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Asset-Backed Securities	Notes	415(a)(6)(b)	$8,132,631,426.50	100%	$8,132,631,426.50			SF-3	333-272941 and 333-272941-01	August 4, 2023	$1,123,116.40

	Total Offering Amounts(a)(b)					$8,132,631,426.50

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fee Due

(a)

An unspecified additional amount of securities is being registered as may from time to time be offered at unspecified prices. The registrant is deferring payment of all of the registration fees for such additional securities in accordance with Rule 456(c) and 457(s) of the Securities Act of 1933, as amended (the “Securities Act”), after the registrant offers and sells all carry forward securities.

(b)

Pursuant to Rule 415(a)(6) under the Securities Act, the registrant is including the above carry forward securities in this registration statement. The registrant previously filed a registration statement on Form SF-3 (File Nos. 333-272941 and 333-272941-01) (as amended, the “Prior Registration Statement”) with the Securities and Exchange Commission (the “Commission”), which became effective on August 4, 2023. Pursuant to the Prior Registration Statement, there are $8,132,631,426.50 of unsold securities thereunder as of the date of this registration statement (the “Unsold Securities”). A filing fee of $1,123,116.40 was previously paid in connection with Unsold Securities to be carried forward.

(c)	Estimated solely for the purpose of calculating the registration fee.